QuickLinks -- Click here to rapidly navigate through this document

Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

                    We have issued our report dated March 21, 2019, with respect to the consolidated financial statements of Neovasc Inc. for the year ended December 31, 2018. We consent to the incorporation by reference of said report in the Registration Statements of Neovasc Inc. on Form F-10 (File No. 333-226013) and Form S-8 (File No. 333-226075).

Vancouver, Canada	/s/ Grant Thornton LLP
March 21, 2019	Chartered Professional Accountants

QuickLinks

  Exhibit 15.1
Consent of Independent Registered Public Accounting Firm